Exhibit 99.1

La Rosa Holdings Corp. Reports First Quarter 2026 Financial Results

Gross Profit Increased 29.6% Year-Over-Year to Approximately $2.0 Million in Q1 2026

Commercial Real Estate Brokerage Revenue Increased 379.3% Year-Over-Year to $273 Thousand in Q1 2026

Loss from Operations Improved 46.5% Year-Over-Year To $2.5 Million, Compared To $4.7 Million in the Prior-Year Period

Celebration, FL – August 3, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today provided a business update and reported financial results for the first quarter ended March 31, 2026.

Q1 2026 Financial Highlights

●	Real Estate Brokerage Services (Commercial) revenue increased by approximately $216 thousand to $273 thousand, or approx. 379.3% for the first quarter ended March 31, 2026 from $57 thousand for the first quarter ended March 31, 2025

●	Title Settlement and Insurance revenue increased by approximately $22 thousand to $99 thousand, or approx. 28.4% for the first quarter ended March 31, 2026 from $77 thousand for the first quarter ended March 31, 2025

●	Gross profit increased by approximately $456 thousand, or 29.6%, year-over-year, to $2.0 million for the first quarter ended March 31, 2026 from $1.5 million for the first quarter ended March 31, 2025

●	Total operating expenses decreased 27.6% year-over-year to $4.7 million from $6.2 million

●	Loss from operations improved 46.5% to $2.5 million, compared to a loss of $4.7 million in the prior-year period

●	As of March 31, 2026, the Company had unrestricted cash of approximately $1.7 million compared to $3.1 million as of December 31, 2025

●	Reported $8.1 million in digital assets on the balance sheet as of March 31, 2026, compared to no digital asset holdings in the prior-year period

Joe La Rosa, CEO of La Rosa, commented, “Our first quarter results reflect continued progress in strengthening the quality of our business. While market conditions impacted overall revenue, we delivered meaningful improvements in our operating performance, with gross profit increasing nearly 30%, operating expenses declining 27.6%, and our loss from continuing operations improving by more than 46% year over year. We also continued to see strong momentum in our commercial real estate brokerage business, where revenue increased more than 379%, and further growth in our title services business. These results demonstrate the benefits of our disciplined approach to expense management, operational efficiency, and expanding higher-margin revenue streams across our platform.”

“Beyond our operating performance, we remain focused on executing our long-term strategic vision. During the quarter, we established an $8.1 million digital asset position on our balance sheet, further strengthening our strategic asset base as we continue to evaluate opportunities that can enhance long-term shareholder value. We also continue to make progress on our proposed acquisition of Consensus Core Technologies, which we believe would position La Rosa at the intersection of real estate and next-generation AI infrastructure. While the previously announced letter of intent remains non-binding and there can be no assurance that a definitive agreement will be executed or the transaction ultimately completed, we are encouraged by the progress of our discussions and continue working toward a definitive agreement which we expect in the near term, subject to customary approvals and closing conditions,” concluded Mr. La Rosa.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 23 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to satisfy closing conditions of the financing facilities and the timing and use of proceeds thereof, including the redemption of the Series X Preferred Stock, to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com

(Tables follow)

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2026	December 31,
	(unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$1,742,636	$3,086,770
Restricted cash	4,216,319	1,758,531
Digital assets, restricted	8,142,127	—
Accounts receivable, net of allowance for credit losses of $308,003 and $179,643, respectively	1,611,589	1,252,452
Notes receivable	462,567	—
Other current assets	22,812	15,601
Total current assets	16,198,050	6,113,354

Noncurrent assets:
Restricted cash, net of current	123,250	58,972
Property and equipment, net	3,703	6,094
Right-of-use asset, net	872,690	963,991
Intangible assets, net	3,074,427	4,425,042
Goodwill	528,545	1,831,197
Other long-term assets	43,043	44,867
Total noncurrent assets	4,645,658	7,330,163
Total assets	$20,843,708	$13,443,517
Liabilities, Series X Preferred Stock Subject to Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,260,018	$2,895,861
Accrued expenses	449,670	83,876
Contract liabilities	195,196	171,100
Security deposits and escrow payable	2,021,624	1,758,531
Accrued acquisition cash consideration	—	30,000
Notes payable, current	5,677,803	148,757
Lease liability, current	458,950	486,481
Total current liabilities	12,063,261	5,574,606

Noncurrent liabilities:
Note payable, net of current	15,710,797	7,143,803
Security deposits and escrow payable	123,250	58,972
Lease liability, noncurrent	445,811	514,388
Total noncurrent liabilities	16,279,858	7,717,163
Total liabilities	28,343,119	13,291,769

Commitments and contingencies (Note 6)

Series X Preferred Stock Subject to Redemption:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 1,800 and 2,000 Series X shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	2,000,000
Stockholders’ Deficit:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 1,620 and 6,000 Series B Convertible Preferred Stock issued and outstanding at March 31, 2026 and December 31, 2025	1	1
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 100 and 0 Series C Convertible Preferred Stock issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock - $0.0001 par value; 2,000,000,000 shares authorized; 447,345 and 20,963 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	43	1
Additional paid-in capital	61,742,120	51,010,523
Accumulated deficit	(70,554,852)	(57,099,883)
Total stockholders’ deficit – La Rosa Holdings Corp. stockholders	(8,812,688)	(6,089,358)
Noncontrolling interest in subsidiaries	1,313,277	4,241,106
Total stockholders’ deficit	(7,499,411)	(1,848,252)
Total liabilities, Series X Subject to Redemption and stockholders deficit	$20,843,708	$13,443,517

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue	$13,575,606	$14,635,774

Cost of revenue	11,582,179	13,098,106

Gross profit	1,993,427	1,537,668

Operating expenses:
Sales and marketing	409,277	563,149
General and administrative	3,971,654	3,727,525
Stock-based compensation — general and administrative	109,726	1,914,851
Total operating expenses	4,490,657	6,205,525

Loss from operations	(2,497,230)	(4,667,857)
Other income (expense)
Interest expense, net	(5,779)	(24,341)
Loss on extinguishment of debt	—	(151,925)
Amortization of debt discount	—	(63,160)
Change in fair value of derivative liability	—	899,874
Loss on issuance of senior secured convertible note	(10,501,712)	(128,836,250)
Change in fair value of convertible note and warrants	(181,902)	37,145,000
Fair value of settlement of contract based equity issuances	(61,096)	—
Loss on disposition of noncontrolling interest in subsidiary	(217,657)	—
Other expense, net	—	(226)
Loss from operations before provision for income taxes	(13,465,376)	(95,698,885)
Provision for income taxes	—	—
Net loss	(13,465,376)	(95,698,885)
Less: Net (loss) income attributable to noncontrolling interests in subsidiaries	(10,407)	17,694
Net loss after noncontrolling interest in subsidiaries	(13,454,969)	(95,716,579)
Less: Deemed dividend	2,657,580	186,233
Net loss attributable to common stockholders	$(16,112,549)	$(95,902,812)

Loss per share of common stock attributable to common stockholders
Basic and diluted	$(72.03)	$(46,896.24)

Weighted average shares used in computing net loss per share of common stock attributable to common stockholders
Basic and diluted	223,701	2,045

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